Exhibit 10.1
AMENDMENT TO
THE BAKER HUGHES INCORPORATED
EXECUTIVE SEVERANCE PLAN
     THIS AGREEMENT by BAKER HUGHES INCORPORATED, a Delaware corporation (the “Company"),
WITNESSETH:
     WHEREAS, pursuant to Section 4 of the Baker Hughes Incorporated Executive Severance Plan (the “Plan") the Administrative Committee appointed by the Board of Directors of the Company has the authority to modify the benefits provided under the Plan to reflect changes in the compensation grade system of the Company and its affiliates that have adopted the Plan;
     WHEREAS, on May 4, 2009, the Company and its affiliates reorganized and changed their compensation grade system;
     WHEREAS, as set forth on the attached Exhibit A Schedule of Benefits, effective July 20, 2009, the Administrative Committee has modified the benefits provided under the Plan to reflect such changes in the compensation grade system;
     WHEREAS, the Company desire to amend Exhibit A, Schedule of Benefits attached to the Plan;
     NOW THEREFORE, effective July 20, 2009, the Plan is hereby amended by amending and restating in its entirety Exhibit A Schedule of Benefits under the Plan as set forth in the following new Exhibit A Schedule of Benefits attached hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in multiple counterparts, each of which shall be deemed to be an original, on this 20th day of July, 2009.

BAKER HUGHES INCORPORATED
By	/s/ Didier Charreton
	Name:	Didier Charreton
	Title:	Vice President, Human Resources

Exhibit A
Schedule of Benefits

Severance Benefits	Details of Benefit

1. Base Compensation
Level 1/Ungraded (UG)	18 months of Base Compensation*
Level 2/Salary Band I	12 months of Base Compensation*
Level 3/Salary Band II	9 months of Base Compensation*
Level 4/Salary Band III	6 months of Base Compensation*

* Using the Participant’s Base Compensation for the month in which the Participant’s Employment Termination Date occurs.

2. Outplacement	Subject to Section 4(c) of the Plan, outplacement services will be provided for the greater of 12 months or until such time as the value of the outplacement services reaches the maximum of $10,000. The 12-month period commences with the first day of the month following the month in which the Participant’s Employment Termination Date occurs.

*	Notwithstanding the foregoing, a person’s level of benefits shall not be less than the level of benefits that applied to him or her immediately prior to the reorganization of the Company on May 4, 2009, provided that immediately following May 4, 2009, and at all times during his or her employment with the Company following May 4, 2009, he or she is classified by the Company as at least “Salary Band IV” in the Company’s payroll system (or a comparable classification in any future payroll system).